EXHIBIT 10.1

SHARE PURCHASE AGREEMENT

dated September 28, 2012

regarding the
sale and purchase of
all shares held by ZZH Verwaltungsgesellschaft mbH in

ZygoLOT GmbH

Table of Contents

1.	Certain Defined Terms and Abbreviations	4
2.	Current Status / Shareholders’ Resolution	5
3.	Sale and Purchase of the Sale Share; Effective Date	5
4.	Purchase Price	6
5.	Closing	6
6.	Representations of Seller and Purchaser	6
7.	Remedies	7
8.	Statute of Limitation	7
9.	Taxes	7
10.	Settlement	7
11.	Notices	8
12.	Costs	8
13.	Miscellaneous	9

Certain Defined Terms and Abbreviations

2012 Profit Claim	6
Affiliates	4
Agreement	4
AktG	4
Breach	7
Closing Date	6
Company	4
Effective Date	6
Equity Interests	5
Legacy Claims	8
Legal Entity	5
Parties	4
Party	4
Purchase Price	6
Purchaser	4
Sale Share	5
Seller	4
Seller Claims	5
Tax Liabilities	5

SHARE PURCHASE AGREEMENT

by and between

1.

ZZH Verwaltungsgesellschaft mbH, a limited liability company (GmbH) under German law, having its business address at Im Tiefen See 58, 64293 Darmstadt, and being registered with the Local Court of Darmstadt under HRB 85872

- “Seller” -

2.

Zygo Germany GmbH, a limited liability company (GmbH) under German law, having its business address at Bleichstr. 2, 64283 Darmstadt, and being registered with the Local Court of Darmstadt under HRB 85555

- “Purchaser” -

- Seller and Purchaser each a “Party” and collectively the “Parties” -

PREAMBLE

A.	Seller and Purchaser are the sole shareholders of ZygoLOT GmbH (“Company”).

B.

Seller intends to sell and assign its entire shareholding in the Company to Purchaser and Purchaser intends to acquire such shareholding. On the date hereof, the Parties have passed the shareholders’ resolution attached as Exhibit B for information purposes.

NOW, THEREFORE, the Parties agree as follows:

1.	Certain Defined Terms and Abbreviations

In this agreement (the “Agreement”), except where set forth otherwise, the following terms and abbreviations shall have the following meanings:

“Affiliates”: any individual persons or Legal Entities who or which are affiliated enterprises (verbundene Unternehmen) within the meaning of Section 15 AktG.

“AktG”: the German Stock Corporation Act (Aktiengesetz).

“Equity Interests”: any shares, partnership interests or other equity interests or voting rights in any Legal Entity.

“Legal Entity”: any corporation, company, partnership, association or other legal entity whether having separate legal personality or not established pursuant to the laws of any jurisdiction.

“Tax Liabilities”: any and all liabilities relating to all direct, indirect and other taxes, duties, withholdings, import duties, levies and social security or other similar contributions imposed by any regional, national or other authority or body, and all related charges, interest, penalties, fines and expenses as well as all social security contributions, without limitation, any taxes, levies and duties pursuant to Section 3 of the German Tax Code (Abgabenordnung - AO).

“Seller Claims”: any and all claims, known or unknown, which Seller may have against the Company, except for the 2012 Profit Claim.

2.	Current Status / Shareholders’ Resolution

2.1

The Company. The Company is a limited liability company (GmbH) under German law, having its business address at Im Tiefen See 58, 64293 Darmstadt, and being registered with the commercial register at the Local Court (Amtsgericht) of Darmstadt under HRB 7622.

2.2

Sale Share. Seller holds one share in the nominal amount of EUR 20,000 (in words: Euro twenty-thousand) in the Company (such shareholding and any shareholding Seller may hold in the Company the “Sale Share”). Purchaser holds one share in the nominal amount of EUR 30,000 (in words: Euro thirty-thousand) in the Company.

2.3	Subsidiaries. The Company does not hold, directly or indirectly, any Equity Interests in another Legal Entity.

2.4

Shareholder Resolution. Seller and Purchaser passed the shareholders’ resolution attached for information purposes as Exhibit 2.4 (i) hereto approving of the sale and transfer of the Sale Share by Seller to Purchaser in accordance with Section 14 of the Articles of Association. The declaration of the Company consenting to the sale and transfer of the Sale Share in accordance with Section 14 of the Articles of Association is attached as Exhibit 2.4 (ii) hereto for information purpose.

3.	Sale and Purchase of the Sale Share; Effective Date

3.1

Sale and Transfer of the Sale Share. Seller hereby sells (verkauft) and, subject to the condition precedent (aufschiebende Bedingung) of the payment of the Purchase Price (as defined in Section 4.1 below), hereby transfers (tritt ab) the Sale Share and any and all Seller Claims to Purchaser. Purchaser hereby accepts this sale and transfer.

3.2

Ancillary Rights. Except for the profits of the Company generated during the fiscal year 2012 (the “2012 Profit Claim”), the sale and transfer of the Sale Share shall include all ancillary rights appertaining thereto (Nebenrechte).

3.3	Effective Date. The sale of the Sale Share shall be made with commercial effect (wirtschaftlicher Wirkung) as of July 1, 2012 0:00 hours (the “Effective Date”).

4.	Purchase Price

4.1	Purchase Price. The purchase price for the Sale Share (the “Purchase Price”) shall be a fixed amount of EUR 2,500,000 (in words: Euro two million five hundred thousand).

4.2	Payment of the Purchase Price. On the Closing Date (as defined in Section 5.1), Purchaser shall pay the amount of the Purchase Price into the following bank account of Seller:

	Account holder:	ZZH Verwaltungsgesellschaft mbH

	Bank:	Commerzbank

	Bank code:	50880050

	Account no.:	[…*…]

4.3

Modes of Payment. Any payments under this Agreement shall be made by wire transfer in immediately available funds, value as of the relevant due date set out in this Agreement or as otherwise provided by law, free of bank and other charges.

5.	Closing

5.1	Closing. On September 28, 2012 (the “Closing Date”), Purchaser shall pay to Seller the Purchase Price in accordance with Section 4 above.

5.2

Confirmation of Closing. Upon receipt of the Purchase Price by Seller, Seller and Purchaser shall execute a joint written confirmation that the Closing has occurred, and such confirmation shall be provided to the acting notary in writing or by facsimile or PDF copy without undue delay.

6.	Representations of Seller and Purchaser

Seller represents and warrants in the form of an independent undertaking (selbständiges Garantieversprechen) within the meaning of Section 311 (1) of the German Civil Code (Bürgerliches Gesetzbuch - BGB) to Purchaser as of the date hereof and as of the Closing Date:

* CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

-

The Sale Share has been validly issued in compliance with applicable law. Seller holds full and unrestricted legal and benefical title (uneingeschränkte rechtliche und wirtschaftliche Inhaberschaft) to the Sale Share.

-

The Sale Share has been fully paid up; all contributions with respect to the Sale Share have been made in compliance with applicable law and no repayments of the stated capital have been made to Seller.

	-	The Sale Share is not encumbered by any third party rights.

	-	There are no silent partnerships or sub-participations with regard to the Sale Share.

7.	Remedies

If, and to the extent that, representations and warranties of the Seller are untrue (the “Breach”), the Seller shall put the Purchaser in a position as if such representations and warranties had been correct.

8.	Time Limit for Making a Claim

Claims of the Purchaser resulting from a Breach, and/or any tax indemnity claims under section 9, “Taxes”, below shall be made in writing by the Purchaser to the Seller before January 1, 2014.

9.	Taxes

9.1

Tax Indemnity. Seller shall indemnify and hold harmless Purchaser, or, at Purchaser’s election, the Company, from and against 40% of any Tax Liabilities greater than EUR 10,000, relating to any periods ending on or before the Effective Date, by paying an amount equal to such Tax Liabilities to Purchaser, or at Purchaser’s election, to the Company, if and to the extent the relevant taxes have not been fully paid on or prior to the Effective Date.

9.2

Defense. Purchaser shall inform Seller about all relevant measures of tax authorities (tax audits, tax assessments and comparable measures) relating to taxes for which Seller may be liable under Section 9.1, and the Parties shall discuss the matter with the intent to reach a mutually beneficial resolution of any issues. Seller shall be entitled to participate at its own expenses in proceedings relating to such taxes.

9.3	Time Limitation. Any claims of Purchaser pursuant to Section 9.1 shall be made within 6 (six) months after the final and binding assessment of the relevant tax.

9.4	Seller Tax Liability. Seller shall be responsible for its own Tax Liability from any gains it realized from this transaction.

10.	Settlement

10.1	Subject to Section 10.2, the Parties hereby

(i)

agree that this Agreement constitutes the conclusive and final settlement of any and all mutual claims, known and unknown, which may exist on the basis of the relationship between the Parties as shareholders of the Company (“Legacy Claims”) and, by way of precaution,

(ii) agree to waive any and all Legacy Claims.

10.2	The settlement and waiver in Section 10.1 above shall not affect any claims between the Parties under this Share Purchase Agreement.

10.3	Zygo Corporation and L.O.T.-Oriel Holding AG have entered into the settlement and waiver agreement attached as Exhibit 10.3 hereto for information purpose.

11.	Notices

All notices and other communications hereunder shall be made in writing and shall be sent by registered mail or courier to the following addresses:

If to Purchaser, to:

Zygo Germany GmbH Attn.: John A. Tomich c/o Zygo Corporation Laurel Brook Road Middlefield, CT 06455 USA with a copy to:

Baker & McKenzie Attn. Dr. Thomas Gilles Bethmannstrasse 50.54 60311 Frankfurt am Main Germany Fax No. +49-69-299 08 108

If to Seller, to:

ZZH Verwaltungsgesellschaft mbH

Attn. Klaus Hilger Im Tiefen See 58 64293 Darmstadt

or to such other recipients or addresses which may be specified by any Party to the other Parties in the future in writing.

12.	Costs

All costs, including fees, expenses and charges, incurred in connection with the preparation, negotiation, execution and consummation of this Agreement or the transactions contemplated herein, including, without limitation, the fees and expenses of professional advisers, shall be borne by the Party having commissioned such costs. The fees for the notarial recording of this Agreement shall be borne by the Purchaser.

13.	Miscellaneous

13.1	Exhibits. All Exhibits to this Agreement are attached for information purposes.

13.2

Entire Agreement. This Agreement shall comprise the entire agreement between the Parties concerning the subject matter hereof and shall supersede and replace all prior oral and written declarations of intention made by the Parties in respect thereof.

13.3	Amendments. Any amendments to this Agreement (including amendments to this Section 13.3) are valid only if made in writing, unless another form is required by mandatory law.

13.4

German Terms. Where a German term has been inserted in quotation marks and/or italics, such term alone (and not the English term to which it relates) shall be authoritative for the interpretation of the respective provision.

13.5

Assignment. Without the written consent of the other Parties, no Party shall be entitled to assign any rights or claims under this Agreement. Seller hereby consents to the assignment by Purchaser of its rights under this Agreement to any of Purchaser’s Affiliate.

13.6	Governing Law. This Agreement shall be governed by, and be construed in accordance with, the laws of the Federal Republic of Germany, without regard to principles of conflicts of laws.

13.7

Jurisdiction. To the extent legally permissible, the Regional Court (Landgericht) Frankfurt am Main shall have exclusive jurisdiction regarding all disputes arising under or in connection with this Agreement or its validity.

13.8

Partial Invalidity. In the event that one or more provisions of this Agreement shall, or shall be deemed to, be invalid or unenforceable, the validity and enforceability of the other provisions of this Agreement shall not be affected thereby. In such case, the Parties agree to recognize and give effect to such valid and enforceable provision or provisions which correspond as closely as possible with the commercial intent of the Parties. The same shall apply in the event that this Agreement contains any gaps (Vertragslücken).

Exhibit B

Gesellschafterbeschluss

Shareholder’s Resolution

Die Zygo Germany GmbH, Darmstadt und die ZZH Verwaltungsgesellschaft mbH, Darmstadt treten in eine Gesellschafterversammlung ein und beschließen:

Zygo Germany GmbH, Darmstadt and ZZH Verwaltungsgesellschaft mbH, Darmstadt come together in a shareholder’s meeting and resolve:
1.
Der Jahresabschluss zum 30.6.2012 mit einer Bilanzsumme von EUR 5.881.806,60 und einem Jahresübersschuss von EUR 2.127.047,36 wird festgestellt in der Form des Prüfungsberichtes des Abschlussprüfers Josef Stimpfle, Gerlingen vom 27.7.2012.

The annual financial statement as of June 30th 2012 with a balance sheet total of EUR 5.881.806,60 and a net earnings of EUR 2.127.047,36 is approved as reported by the auditor Josef Stimpfle, Gerlingen as of July 27th 2012.
2.
Der Bilanzgewinn in Höhe von EUR 2.127.174,80 wird am 28.9.2012 ausgezahlt. Die einzubehaltende Kapitalertragsteuer und Solidaritätszuschlag reduzieren die Auszahlungsbeträge.

The retained earnings in the amount of EUR 2.127.174,80 will be paid as a dividend on September 28th 2012. The payments will be reduced by the capital gain tax and solidarity tax.

3.
Dem Geschäftsführer Arno Köhler wird für das Geschäftsjahr 2011/2012 Entlastung erteilt.

Geschäftsführer Arno Köhler is released from his duties of the fiscal year 2011/2012.

4.
Zum Abschlussprüfer für das Geschäftsjahr 2012/2013 wird Herr Josef Stimpfle, Gerlingen gewählt.

It is resolved that the auditor for the fiscal year 2012/2013 will remain Mr. Josef Stimpfle, Gerlingen.

Darmstadt 28.9.2012

/s/ John A. Tomich	/s/ Arno Köhler

Zygo Germany GmbH	ZZH Verwaltungsgesellschaft mbH

Exhibit 2.4 (i)

Written Shareholders Resolution

The undersigned

ZZH Verwaltungsgesellschaft mbH,

registered in the commercial register with the
Local Court Darmstadt under HRB 85872

and

Zygo Germany GmbH,

registered in the commercial register with the
Local Court Darmstadt under HRB 85555

(the “Shareholders”)

in their capacity as sole shareholders of

ZygoLOT GmbH

registered in the commercial register with the
Local Court Darmstadt under HRB

(the “Company”)

waiving the fulfilment of all requirements provided for by law or the articles of association as to call and notice, hereby pass the following shareholders’ resolution:

The sale and transfer of the share held in the Company by ZZH Verwaltungsgesellschaft mbH to Zygo Germany GmbH is hereby approved.

The managing director of the Company is hereby instructed to issue a declaration of consent to such share sale and transfer.

ZZH Verwaltungsgesellschaft mbH

place, date:	Frankfurt 28,9.12

signature:	/s/ Klaus Hilger

name:	Klaus Hilger

in his capacity as	Managing Director

Zygo Germany GmbH

place, date:	Middlefield Connecticut, USA September 27, 2012

signature:	/s/ John A. Tomich

name:	John A. Tomich

in his capacity as	Geschäftsführer/Managing Director

Exhibit 2.4 (ii)

Declaration of Consent

1.	ZZH Verwaltungsgesellschaft mbH, Darmstadt and Zygo Germany GmbH, Darmstadt are the sole shareholders of ZygoLOT GmbH, Darmstadt (“Company”).

2.	ZZH Verwaltungsgesellschaft mbH intends to sell and transfer its entire shareholding in the Company to Zygo Germany GmbH, Darmstadt.

3.	The Company hereby issues its consent to such contemplated sale and transfer of shares in the Company in accordance with Section 14 of the Articles of Association of the Company.

Date: 28.9.2012

Place: Darmstadt

/s/ Arno Köhler

Arno Köhler

Managing Director of ZygoLOT GmbH

Exhibit 10.3

General Settlement Agreement

by and between

L.O.T.-Oriel Holding AG, Im Tiefen See 58, 64293 Darmstadt, Germany

- “L.O.T. ” -

and

Zygo Corporation, a Delaware corporation, Laurel Brook Road, Middlefield, Conneticut 06455-0448, USA

- “Zygo” -

(together the “Parties” and individually a “Party”)

WHEREAS, on October 2, 1999, L.O.T. and Zygo entered into a certain Joint Venture Agreement (“JV Agreement”) relating to ZygoLOT GmbH, Darmstadt (the “Company”);

WHEREAS, ZZH Verwaltungsgesellschaft mbH (hereafter “ZZH”) is the successor to L.O.T. in ownership of the Company;

WHEREAS, Zygo Germany GmbH (hereafter “Zygo Germany”) is the successor to Zygo in ownership of the Company;

WHEREAS, on the date hereof, ZZH and Zygo Germany are the sole shareholders the Company;

and,

WHEREAS, in connection with the contemplated sale and transfer of the shares currently held by ZZH in the Company to Zygo Germany under a certain share sale and transfer agreement (“SPA”), the Parties wish to clarify and agree that they do not have any claims, known and unknown, relating to the JV Agreement or the Company, provided that any claims of L.O.T. against the Company and any claims of the Company against L.O.T. under the Service Agreement shall remain unaffected.

NOW THEREFORE, the parties hereto agree as follows:

1.	Termination of JV Agreement / No claims

The Parties hereby confirm (i) that the JV Agreement is terminated and (ii) that none of the Parties is entitled to any claims against the respective other Party or the Company in connection with or relating to the JV Agreement.

2.	Assignment of claims

Should L.O.T., on behalf of itself or any affiliated company, despite the confirmation in Section 1 above, be entitled to any claim against the Company, L.O.T. hereby assigns such claim to Zygo, subject to the condition precedent and in consideration of the payment of the purchase price by Zygo Germany under the SPA.

3.	General settlement

Subject to the condition precedent of the effectiveness of the assignment set forth in Section 2 above and to the extent that such waiver can be legally enforced, the Parties, on behalf of themselves and any affiliated companies, hereby agree to waive all known and unknown claims against each other, which may exist in connection with the JV Agreement.

4.	Miscellaneous

4.1

Entire Agreement. This Agreement shall comprise the entire agreement between the Parties concerning the subject matter hereof and shall supersede and replace all prior oral and written declarations of intention made by the Parties in respect thereof.

4.2	Amendments. Any amendments to this Agreement (including amendments to this Section 4.2) are valid only if made in writing, unless another form is required by law.

4.3	Governing Law. This Agreement shall be governed by, and be construed in accordance with, the laws of the Federal Republic of Germany, without regard to principles of conflicts of laws.

4.4

Jurisdiction. To the extent legally permissible, the Regional Court (Landgericht) Frankfurt am Main shall have exclusive jurisdiction regarding all disputes arising under or in connection with this Agreement or its validity.

4.5

Partial Invalidity. In the event that one or more provisions of this Agreement shall, or shall be deemed to, be invalid or unenforceable, the validity and enforceability of the other provisions of this Agreement shall not be affected thereby. In such case, the Parties agree to recognize and give effect to such valid and enforceable provision or provisions which correspond as closely as possible with the commercial intent of the Parties. The same shall apply in the event that this Agreement contains any gaps (Vertragslücken).

Place: Darmstadt

Date: 28. Sept. 2012

Name: Ralph Köhler, CEO

Signature:	/s/ Ralph Köhler

L.O.T.-Oriel Holding AG

Place: Middlefield, Connecticut, USA

Date: September 28, 2012

Name: John A. Tomich
           Vice President, General Counsel
           and Secretary

Signature:	/s/ John A. Tomich

Zygo Corporation